UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (d) On December 12, 2016, the Board of Directors (the “Board”) of Viacom Inc. (the “Company”) announced that it had appointed Robert M. Bakish as President and Chief Executive Officer and that it had elected Mr. Bakish as a member of the Board, effective immediately. Mr. Bakish had served as Acting President and Chief Executive Officer since November 15, 2016.

The Board also increased the size of the Board to 15 members from 14 members.

Mr. Bakish was not selected as a director pursuant to an arrangement or understanding with any other person.

A copy of the press release announcing Mr. Bakish’s appointment and the election of Mr. Bakish to the Board is filed as Exhibit 99 hereto and incorporated by reference herein in its entirety.

Section 8 – Other Events

Item 8.01	Other Events.

On December 12, 2016, Viacom Inc. issued the press release that is filed herewith as Exhibit 99. The press release is incorporated by reference herein in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

	Exhibit No.	Description of Exhibit

	99	Press release of Viacom Inc. dated December 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: December 13, 2016

Exhibit Index

Exhibit No.	Description of Exhibit

99	Press release of Viacom Inc. dated December 12, 2016.